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                                                                   Exhibit 10.41

                                                                  Execution Copy
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                             EMPLOYMENT AGREEMENT
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     THIS EMPLOYMENT AGREEMENT (the "Agreement"), made as of the 17th day of
June, 1996, is entered into by Ontogeny, Inc., a Delaware corporation, and Doros Platika (the "Employee").

     The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1.   Employment. Commencing as of June 17, 1996, the Company agrees to
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employ the Employee, and the Employee accepts employment with the Company, upon the terms set forth in this Agreement. The period during which the Employee is employed by the Company hereunder is referred to as the "Employment Period."

     2.   Position.
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          (a) The Employee shall serve as President and Chief Executive Officer of the Company. The Employee shall have duties and authority consistent with his position as President and Chief Executive Officer. The Employee shall report to, and be subject to the supervision of, the Board of Directors of the Company (the "Board"). The Employee agrees to devote his entire business time to the business and interests of the Company during the Employment Period.

          (b) During the Employment Period, the Company shall use its best efforts to cause the election of the Employee to the Board. Upon termination of the Employment Period, the Employee shall be deemed to have automatically resigned as a member of the Board; such resignation shall be effective immediately without the requirement of any further written notice.
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          (c) The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

     3.   Compensation and Benefits.
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          3.1  Salary. The Company shall pay the Employee, in monthly
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installments, a base salary of $250,000 per annum. Such salary shall be subject to annual review by the Board.

          3.2  Bonus.  The Employee's annual bonus shall be determined by the
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Board and shall be based on the achievement of specific objectives established by the Board. Such bonus may be paid in the form of cash or additional shares of Common Stock of the Company (or options therefor).

          3.3  Benefits; Vacation.  The Employee shall be entitled to
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participate in all medical and other benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Employee shall be entitled to four weeks paid vacation per year.

          3.4  Reimbursement of Expenses.  The Company shall reimburse the
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Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided, however, that the
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amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.


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          3.5  Relocation Expenses.  The Company shall reimburse the Employee
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for reasonable moving and travel expenses not to exceed $30,000, incurred by him in moving himself and his immediate family from Columbus, Ohio to the Boston, Massachusetts area. Such reimbursement will include the Employee's travel costs in connection with his acquisition of a residence in Massachusetts and weekly trips between Ohio and Massachusetts.

          3.6  Insurance.  During the Employment Period, the Company shall
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purchase and maintain, if available, $3 million of insurance on the life of the
Employee, with $2 million of the proceeds payable, to the Company and $1 million payable to the Employee's designated beneficiaries. Upon the termination of Employee's employment hereunder, Employee shall have the right to purchase any such insurance from the Company, to the extent permitted by such policy, for an amount equal to the actual premiums thereon previously paid by the Company.

     4.   Equity.
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          (a) The Company shall issue and sell to the Employee 400,000 shares of its Common Stock ("Common Stock"), at a purchase price of $.15 per share, vesting in equal monthly installments over the five-year period ending June 30, 2001 or, at the election of the Employee, shall grant to the Employee a stock option for such shares, at an exercise price of $.15 per share, vesting on the same basis. Such shares (or options) shall become fully vested immediately upon the earliest of: (i) the death of the Employee; (ii) the Disability (as defined below) of the Employee; (iii) the termination of the Employee by the Company without Cause (as defined below); (iv) the resignation of the Employee for Good Reason (as defined below); or (v) a Change in Control (as defined below).

          (b) The Company shall issue and sell to the Employee an additional 400,000 shares of its Common Stock, at a purchase price of $.15 per share, vesting in equal monthly


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installments during the fourth through seventh year of the Employee's employment with the Company or, at the Employee's election, shall grant to the Employee a stock option for such shares, at an exercise price of $.15 per share, vesting on the same basis. The vesting of such shares or option shall accelerate upon the closing of any of the following events (each, a "Change in Control"): (i) a merger or consolidation of the Company with any other entity, other than (A) a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto continuing to hold more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (hereinafter defined), other than the holder or holders of more than 50% of the combined voting power of the Company's outstanding securities immediately prior to such recapitalization, acquires more than 50% of the combined voting power of the Company's then outstanding voting securities; or (ii) any transaction which results in any Person (or related group of Persons) beneficially owning more than 50% of the outstanding voting securities of the Company, or (iii) the first sale or disposition by the Company of all or substantially all of the Company's assets in a single transaction or pursuant to a series of transactions related by agreement or plan. For purposes of the foregoing, "Person" shall mean a corporation, individual, partnership, limited liability company, trust or other entity.

     (c) The issuance of shares or options under this Section 4 shall be evidenced by a Stock Restriction Agreement or Stock Option Agreement, as the case may be, in the form and upon the terms provided to the Employee by the Company.

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     (d) During the Employment Period and, if the Employee's employment is terminated by the Company without Cause or by the Employee for Good Reason, during the period of three years after such termination, if the Company engages in an underwritten public offering of its Common Stock and if any officers of the Company are permitted by the Company and the underwriters to sell any of their shares of Common Stock in such offering ("management shares"), then the Employee shall be permitted to include in such offering a pro rata share of the total number of management shares entitled to be included. Such pro rata share shall be based on the ratio of the number of vested shares of Common Stock, or options therefor, then held by the Employee to the aggregate number of management shares included in the offering. If the Employee elects to include shares in such offering, he shall execute an underwriting agreement for such offering and comply with such other requirements as are customary for selling stockholders in an underwritten public offering. If so requested by the managing underwriters of the Company's initial public offering of Common Stock, the Employee shall not sell publicly (other than in the underwritten offering) any shares of Common Stock during such period following the effective date of such offering, not to exceed 180 days, as may be requested by the managing underwriters, provided that this sentence shall apply only if all then executive
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officers and members of the Board of Directors also agree not to sell shares of
Common Stock during the same period.

     (e) As used in this Agreement, the following terms shall have the following respective meanings:

         (i) "Cause" shall mean (a) fraud, embezzlement or theft by the Employee in connection with his duty to the Company or in the course of his employment with the Company; (b) a breach of this Agreement by the Employee, which is not cured within thirty (30) days after notice thereof to the Employee; or (c) the Employee's engaging in misconduct injurious to the Company which is not cured, to the reasonable satisfaction of the Board of Directors, within thirty

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(30) days after notice thereof is given to the Employee.

              (ii) "Good Reason" shall mean (a) any significant diminution in the Employee's position, duties, power or title; (b) any reduction in his annual base salary; (c) any breach by the Company of this Agreement which is not cured within thirty (30) days after notice of such breach by the Employee to the Company; (d) any requirement by the Company or of any person in control of the Company that the location at which the Employee performs his principal duties for the Company be changed to a new location that is more than forty (40) miles from the current principal location of the Company; (e) any material breach of this Agreement by the Company which is not cured within 30 days after written notice thereof, or (f) the failure of the Company to obtain a reasonably satisfactory agreement from any successor to the business of the Company to assume and agree to perform this Agreement, as contemplated by Section 14 below.

              (iii) "Disability" shall be deemed to occur if, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from the full-time performance of his duties with the Company for six consecutive months.

     5.   Loan.
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          (a) The Company has lent to the Employee $500,000, of which $5,000
(together with all accrued interest on such $5,000) shall be forgiven at the end of each full month of the Employee's employment with the Company during his first five years of employment with the Company. In addition, the then unpaid principal amount of, and all accrued but unpaid interest on, such loan shall be forgiven in the event that (i) the Employee terminates his employment hereunder by reason of any material breach of this Agreement by the Company

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which is not cured within 30 days after written notice thereof; or (ii) the
Company terminates the Employee's employment hereunder without Cause and for any reason other than a determination by the Board that the Employee is not effective in the performance of his responsibilities as President and Chief Executive Officer of the Company. The Company shall pay to the Employee a bonus in the amount of any federal and state income tax payable by him as a result of any such forgiveness, as well as any federal and state income taxes payable by the Employee with respect to bonuses paid under this sentence; such bonus shall be paid at the time such tax payments are payable by the Employee. Such loan shall bear interest at the applicable federal interest rate for loans of such duration. Such loan shall be secured by a mortgage on the Employee's house and the shares of Common Stock held by the Employee. The principal of, and interest on, such loan, to the extent not forgiven, shall be due and payable on the earliest of (i) June 30, 2003, (ii) thirty (30) days after the Employee's resignation as an employee of the Company without Good Reason, and (iii) one year after termination of the Employee's employment with the Company for any reason other than voluntary resignation without Good Reason. Such loan shall be evidenced by a Note in the form attached hereto as Exhibit A.
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          (b) The Company shall lend to the Employee $100,000, which shall be due and payable on June 30, 1997. Such loan shall bear interest at the minimum applicable federal interest rate for loans of such duration. Such loan shall be secured by a mortgage on the Employee's house. Such loan shall be evidenced by a
Note in the form attached hereto as Exhibit A-1.
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     6.   Termination.
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          (a) The Company has the right to terminate the Employee's employment under this Agreement, by notice to the Employee in writing at any time (i) for Cause, (ii) without
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Cause for any or no reason, or (iii) due to the Disability of the Employee. Any such termination shall be effective upon the date of such notice to the Employee or such other date as may be specified in such notice.

          (b) Employee's employment under this Agreement shall terminate immediately upon the Employee's death.

          (c) The Employee shall have the right to terminate his employment under this Agreement (i) for any reason or no reason upon sixty (60) days' prior written notice to the Company or (ii) for Good Reason upon thirty (30) days' prior written notice specifying such Good Reason.

     7.   Compensation upon Termination.
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          (a) If the Employment Period is terminated (i) by the Company without
Cause or due to the death or Disability of the Employee, or (ii) by the Employee for Good Reason, then the Company shall (A) pay to the Employee his base salary accrued through the date of termination, and (B) pay to the Employee, or his estate, in equal bi-weekly installments over a twelve-month period following such termination, a severance amount equal to his annual base salary as in effect at the time of termination; provided, however, that such severance payments during the second six months of such twelve-month period shall be reduced by the amount of any compensation earned by the Employee as an employee or a consultant for another person or entity during such six-month period.

          (b) If the Employment Period is terminated by the Company for Cause or by the Employee without Good Reason, the Company shall (i) pay to the Employee his base salary accrued through the date of termination, and (ii) pay to the Employee, in equal bi-weekly
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installments over a two-month period, a severance amount equal to one-sixth of his annual base salary as in effect at the time of termination.

        (c) The Employee shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise.

     8. Non-Compete. The Employee shall sign the form of Non-Compete and Non-
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Solicitation Agreement in the form attached hereto as Exhibit B.

     9. Invention and Non-Disclosure Agreement. The Employee shall sign the form
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of Invention and Non-Disclosure Agreement in the form attached hereto as Exhibit
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C.
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     10. Notices. All notices required or permitted under this Agreement shall
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be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10.

     11. Entire Agreement. This Agreement constitutes the entire agreement
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between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     12. Amendment. This Agreement may be amended or modified only by a written
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instrument executed by both the Company and the Employee.

     13. Governing Law. This Agreement shall be construed, interpreted and
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enforced in accordance with the laws of the Commonwealth of Massachusetts.

     14. Successors and Assigns. The Company will require any successor (whether
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direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to

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the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, Company shall mean the Company as defined above and any successor to its business or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     15.  Miscellaneous.
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          15.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          15.2 There shall be deducted from any payments provided for hereunder any applicable withholding taxes required under federal, state or local law.

          15.3 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          15.4 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                                ONTOGENY, INC.

                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------

                                                EMPLOYEE

                                                --------------------------------
                                                Doros Platika

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